Exhibit Number
99.1

Investor Contact:	W. Larry Cash Executive Vice President and Chief Financial Officer (615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
SECOND QUARTER 2009 RESULTS WITH NET OPERATING REVENUES OF $3.0 BILLION

FRANKLIN, TENN. (July 30, 2009) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the second quarter and six months ended June 30, 2009.
     Net operating revenues for the three months ended June 30, 2009, totaled $3.017 billion, a 12.9 percent increase compared with $2.673 billion for the same period in 2008. Income from continuing operations increased to $74.5 million, or $0.66 per share (diluted), on 91.1 million weighted average shares outstanding for the three months ended June 30, 2009, compared with $55.4 million, or $0.50 per share (diluted), on 95.5 million weighted average shares outstanding for the same period in 2008. Net income increased 24.1 percent to $59.4 million, or $0.65 per share (diluted), for the three months ended June 30, 2009, compared with $47.9 million, or $0.50 per share (diluted), for the same period in 2008.
     Adjusted EBITDA for the three months ended June 30, 2009, was $415.6 million, compared with $362.5 million for the same period in 2008, representing a 14.7 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended June 30, 2009, was $285.0 million, compared with $361.7 million for the same period in 2008.
     The consolidated financial results for the three months ended June 30, 2009, reflect a 5.8 percent increase in total admissions compared with the three months ended June 30, 2008. This increase was due primarily to acquisitions during the past twelve months. On a same-store basis, admissions decreased 0.4 percent and adjusted admissions increased 1.7 percent, compared with the same period in 2008. On a same-store basis, net operating revenues increased 6.7 percent, compared with the same period in 2008.
     Net operating revenues for the six months ended June 30, 2009, totaled $5.930 billion, a 10.1 percent increase compared with $5.384 billion for the same period in 2008. Income from continuing operations increased to $145.3 million, or $1.29 per share (diluted), on 90.7 million weighted average shares outstanding for the six months ended June 30, 2009, compared with $112.6 million, or $1.02 per share (diluted), on 95.1 million weighted average shares outstanding for the same period in 2008. Net income was $118.4 million, or $1.31 per share (diluted), for the six months ended June 30, 2009, compared with $108.0 million, or $1.14 per share (diluted), for the same period in 2008.
     Adjusted EBITDA for the six months ended June 30, 2009, was $819.1 million, compared with $737.9 million for the same period in 2008, representing an 11.0 percent increase. Net cash provided by operating activities for the six months ended June 30, 2009, was $544.4 million, compared with $416.8 million for the same period of 2008.
     The consolidated financial results for the six months ended June 30, 2009, reflect a 1.7 percent increase in total admissions compared with the six months ended June 30, 2008. This increase was due primarily to acquisitions during the past twelve months. On a same-store basis, admissions decreased 2.7 percent and adjusted admissions decreased 0.4 percent, compared with the same period in 2008. On a same-store basis, net operating revenues increased 5.5 percent, compared with the same period in 2008.
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CYH Announces Second Quarter 2009 Results

July 30, 2009
     On April 1, 2009, subsidiaries of the Company acquired the remaining 50 percent interest in the Medical Center of South Arkansas, located in El Dorado, Arkansas. Previously, the Company owned a noncontrolling interest in the hospital and did not consolidate its operations.
     On May 1, 2009, subsidiaries of the Company acquired the assets of Wyoming Valley Health Care System located in Wilkes-Barre, Pennsylvania. This system included Wilkes-Barre General Hospital, a 392-bed full-service acute care hospital, and First Hospital Wyoming Valley, a behavioral health facility located in Kingston, Pennsylvania, as well as other outpatient and ancillary services.
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., said, “Community Health Systems continued to deliver a solid operating performance for the second quarter of 2009, in spite of the challenging economic environment. Our ability to drive revenues and demonstrate efficient expense management reflects consistent execution of our strategy. While the expected economic trends indicate that overall hospital industry volumes will remain under pressure for the remainder of 2009, we believe our proven operating model will favorably support our business through this uncertain environment. Our geographically diverse hospital portfolio also provides us with a competitive advantage with less exposure to more economically depressed markets.
     “We see considerable opportunities to realize additional operating synergies at our more recently acquired hospitals,” Smith added. “We have demonstrated our ability to deliver improved operating results through our efforts to implement best practices in all of our facilities across the country. We have a very conservative operating strategy and are mindful of the critical need to manage our costs. With our proven track record, we are highly focused on continued improvement from our facilities with the most opportunity for growth.”
     Included on pages 12, 13 and 14 of this press release are tables setting forth the Company’s updated 2009 guidance. This guidance reaffirms the Company’s previous annual earnings guidance provided on April 23, 2009, as modified to reflect certain changes as detailed in the guidance assumptions on pages 12, 13 and 14.
     Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is the largest publicly-traded hospital company in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 122 hospitals in 29 states with an aggregate of approximately 18,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its QHR subsidiary, the Company provides management and consulting services to over 150 independent non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
     Community Health Systems, Inc. will hold a conference call to discuss this press release on Friday, July 31, 2009, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue through August 31, 2009. A copy of the Company’s Form 8-K (including this press release) and conference call slide show is available on the Company’s website at www.chs.net.
     Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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CYH Announces Second Quarter 2009 Results

July 30, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Financial Highlights (a)(b)(c)(d)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net operating revenues	$3,016,961	$2,673,153	$5,929,710	$5,383,508
Adjusted EBITDA (e)	$415,633	$362,488	$819,149	$737,943
Income from continuing operations (f)(g)(h)	$74,498	$55,393	$145,318	$112,648
Net income attributable to Community Health Systems, Inc.	$59,435	$47,893	$118,350	$108,020

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders per share:
Basic (a)	$0.66	$0.51	$1.30	$1.03
Diluted (a)	$0.66	$0.50	$1.29	$1.02
Net income attributable to Community Health Systems, Inc. common stockholders per share:
Basic	$0.66	$0.51	$1.31	$1.15
Diluted	$0.65	$0.50	$1.31	$1.14
Weighted-average number of shares outstanding:
Basic (i)	90,359	94,192	90,170	94,017
Diluted (i)	91,071	95,513	90,666	95,128

Net cash provided by operating activities	$284,980	$361,650	$544,407	$416,783

For footnotes, see pages 10 and 11.
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CYH Announces Second Quarter 2009 Results

July 30, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)(c)(d)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2009		2008
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$3,016,961	100.0%	$2,673,153	100.0%

Operating costs and expenses:
Salaries and benefits	1,201,680	39.8%	1,078,165	40.3%
Provision for bad debts	362,462	12.0%	285,593	10.7%
Supplies	419,956	13.9%	375,324	14.0%
Other operating expenses	567,813	18.9%	523,828	19.6%
Rent	61,200	2.0%	58,254	2.2%
Depreciation and amortization	142,447	4.7%	123,544	4.7%

Total operating costs and expenses	2,755,558	91.3%	2,444,708	91.5%

Income from operations (h)	261,403	8.7%	228,445	8.5%
Interest expense, net	161,473	5.4%	153,361	5.7%
Loss from early extinguishment of debt	6	0.0%	—	0.0%
Equity in earnings of unconsolidated affiliates	(11,783)	-0.4%	(10,499)	-0.4%

Income from continuing operations before income taxes	111,707	3.7%	85,583	3.2%
Provision for income taxes	37,209	1.2%	30,190	1.1%

Income from continuing operations (h)	74,498	2.5%	55,393	2.1%

Discontinued operations, net of taxes (d):
Loss from operations of hospitals sold (g)	(508)	0.0%	(240)	0.0%
Loss on sale of hospitals, net	—	0.0%	(9)	0.0%

Loss from discontinued operations	(508)	0.0%	(249)	0.0%

Net income	73,990	2.5%	55,144	2.1%
Less: Net income attributable to noncontrolling interests (a)	14,555	0.5%	7,251	0.3%

Net income attributable to Community Health Systems, Inc.	$59,435	2.0%	$47,893	1.8%

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders per share (a):
Basic	$0.66		$0.51

Diluted	$0.66		$0.50

Discontinued operations attributable to Community Health Systems, Inc. common stockholders per share (a):
Basic	($0.01)		$0.00

Diluted	($0.01)		$0.00

Net income attributable to Community Health Systems, Inc. common stockholders per share (a)(j):
Basic	$0.66		$0.51

Diluted	$0.65		$0.50

Weighted-average number of shares outstanding (i):
Basic	90,359		94,192

Diluted	91,071		95,513

For footnotes, see pages 10 and 11.
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CYH Announces Second Quarter 2009 Results

July 30, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)(c)(d)
($ in thousands, except per share amounts)
(Unaudited)

	Six Months Ended
	June 30,
	2009		2008
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$5,929,710	100.0%	$5,383,508	100.0%

Operating costs and expenses:
Salaries and benefits	2,375,120	40.1%	2,165,250	40.2%
Provision for bad debts	700,230	11.8%	577,666	10.7%
Supplies	825,593	13.9%	759,307	14.1%
Other operating expenses	1,112,790	18.8%	1,049,394	19.5%
Rent	121,528	2.0%	117,331	2.2%
Depreciation and amortization	278,008	4.7%	244,850	4.6%

Total operating costs and expenses	5,413,269	91.3%	4,913,798	91.3%

Income from operations (h)	516,441	8.7%	469,710	8.7%
Interest expense, net	325,386	5.4%	318,063	5.9%
(Gain) loss from early extinguishment of debt (f)	(2,406)	0.0%	1,328	0.0%
Equity in earnings of unconsolidated affiliates	(24,700)	-0.4%	(23,383)	-0.4%

Income from continuing operations before income taxes	218,161	3.7%	173,702	3.2%
Provision for income taxes	72,843	1.2%	61,054	1.1%

Income from continuing operations (h)(f)	145,318	2.5%	112,648	2.1%

Discontinued operations, net of taxes (d):
Income from operations of hospitals sold and hospitals held for sale (g)	1,977	0.0%	1,624	0.0%
(Loss) gain on sale of hospitals, net	(405)	0.0%	9,608	0.2%

Income from discontinued operations	1,572	0.0%	11,232	0.2%

Net income	146,890	2.5%	123,880	2.3%
Less: Net income attributable to noncontrolling interests (a)	28,540	0.5%	15,860	0.3%

Net income attributable to Community Health Systems, Inc.	$118,350	2.0%	$108,020	2.0%

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders per share (a):
Basic	$1.30		$1.03

Diluted	$1.29		$1.02

Discontinued operations attributable to Community Health Systems, Inc. common stockholders per share (a):
Basic	$0.01		$0.12

Diluted	$0.01		$0.12

Net income attributable to Community Health Systems, Inc. common stockholders per share (a)(j):
Basic	$1.31		$1.15

Diluted	$1.31		$1.14

Weighted-average number of shares outstanding (i):
Basic	90,170		94,017

Diluted	90,666		95,128

For footnotes, see pages 10 and 11.
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CYH Announces Second Quarter 2009 Results

July 30, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)(c)
($ in thousands)
(Unaudited)

	For the Three Months Ended June 30,
	Consolidated			Same-Store
	2009	2008	% Change	2009	2008	% Change
Number of hospitals (at end of period)	122	117		117	117
Licensed beds (at end of period)	18,130	17,285		16,855	17,285
Beds in service (at end of period)	16,077	14,748		14,733	14,748
Admissions	173,494	164,008	5.8%	163,273	164,008	-0.4%
Adjusted admissions	321,383	298,301	7.7%	303,489	298,300	1.7%
Patient days	731,059	691,011	5.8%	681,164	691,011	-1.4%
Average length of stay (days)	4.2	4.2		4.2	4.2
Occupancy rate (average beds in service)	51.1%	51.6%		50.9%	51.6%
Net operating revenues	$3,016,961	$2,673,153	12.9%	$2,850,807	$2,672,610	6.7%
Net inpatient revenue as a % of total net operating revenues	49.4%	49.5%		48.9%	49.6%
Net outpatient revenue as a % of total net operating revenues	48.2%	48.1%		48.7%	48.1%
Income from operations (h)	$261,403	$228,445	14.4%	$263,341	$227,216	15.9%
Income from operations as a % of net operating revenues	8.7%	8.5%		9.2%	8.5%

Depreciation and amortization	$142,447	$123,544		$136,387	$123,544
Equity in earnings of unconsolidated affiliates	$(11,783)	$(10,499)		$(11,783)	$(10,710)

Liquidity Data:
Adjusted EBITDA (e)	$415,633	$362,488	14.7%
Adjusted EBITDA as a % of net operating revenues	13.8%	13.6%
Net cash provided by operating activities	$284,980	$361,650
Net cash provided by operating activities as a % of net operating revenues	9.4%	13.5%

•	Continuing operating results and statistical data exclude discontinued operations for all periods presented.

For footnotes, see pages 10 and 11.
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CYH Announces Second Quarter 2009 Results

July 30, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)(c)
($ in thousands)
(Unaudited)

	For the Six Months Ended June 30,
	Consolidated			Same-Store
	2009	2008	% Change	2009	2008	% Change
Number of hospitals (at end of period)	122	117		117	117
Licensed beds (at end of period)	18,130	17,285		16,855	17,285
Beds in service (at end of period)	16,077	14,748		14,733	14,748
Admissions	345,814	340,093	1.7%	330,911	340,093	-2.7%
Adjusted admissions	630,845	607,530	3.8%	605,032	607,524	-0.4%
Patient days	1,472,947	1,458,401	1.0%	1,401,624	1,458,401	-3.9%
Average length of stay (days)	4.3	4.3		4.2	4.3
Occupancy rate (average beds in service)	52.5%	54.5%		52.7%	54.5%
Net operating revenues	$5,929,710	$5,383,508	10.1%	$5,676,368	$5,382,839	5.5%
Net inpatient revenue as a % of total net operating revenues	50.1%	50.5%		49.7%	50.5%
Net outpatient revenue as a % of total net operating revenues	47.6%	47.1%		48.0%	47.1%
Income from operations (f)(h)	$516,441	$469,710	9.9%	$523,279	$468,543	11.7%
Income from operations as a % of net operating revenues	8.7%	8.7%		9.2%	8.7%
Depreciation and amortization	$278,008	$244,850		$270,170	$244,850
Equity in earnings of unconsolidated affiliates	$(24,700)	$(23,383)		$(24,700)	$(23,594)
Liquidity Data:
Adjusted EBITDA (e)	$819,149	$737,943	11.0%
Adjusted EBITDA as a % of net operating revenues	13.8%	13.7%
Net cash provided by operating activities	$544,407	$416,783
Net cash provided by operating activities as a % of net operating revenues	9.2%	7.7%

•	Continuing operating results and statistical data exclude discontinued operations for all periods presented.

For footnotes, see pages 10 and 11.
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CYH Announces Second Quarter 2009 Results

July 30, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (a)
(in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$268,825	$220,655
Patient accounts receivable, net of allowance for doubtful accounts of $1,274,698 and $1,111,131 at June 30, 2009, and December 31, 2008, respectively	1,657,923	1,625,470
Supplies	286,594	275,696
Prepaid income taxes	—	92,710
Deferred income taxes	91,875	91,875
Prepaid expenses and taxes	94,598	73,792
Other current assets	199,616	224,852

Total current assets	2,599,431	2,605,050

Property and equipment	7,505,415	7,110,357
Less accumulated depreciation and amortization	(1,429,270)	(1,215,952)

Property and equipment, net	6,076,145	5,894,405

Goodwill	4,187,968	4,166,091

Other assets, net	1,008,478	1,152,708

Total assets	$13,872,022	$13,818,254

LIABILITIES
Current liabilities
Current maturities of long-term debt	$56,734	$33,904
Accounts payable	505,966	532,595
Current income taxes payable	25,920	—
Deferred income taxes	6,740	6,740
Accrued interest	143,581	153,234
Accrued liabilities	721,313	782,944

Total current liabilities	1,460,254	1,509,417

Long-term debt	8,883,810	8,938,185

Deferred income taxes	461,098	460,793

Other long-term liabilities	825,473	888,557

Total liabilities	11,630,635	11,796,952

Redeemable noncontrolling interests in equity of consolidated subsidiaries (a)	323,994	320,171

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 93,702,225 shares issued and 92,726,676 shares outstanding at June 30, 2009, and 92,483,166 shares issued and 91,507,617 shares outstanding at December 31, 2008	937	925
Additional paid-in capital	1,168,125	1,151,119
Treasury stock, at cost, 975,549 shares at June 30, 2009 and December 31, 2008	(6,678)	(6,678)
Accumulated other comprehensive loss	(220,565)	(295,575)
Retained earnings	894,599	776,249

Total Community Health Systems, Inc. stockholders’ equity	1,836,418	1,626,040
Noncontrolling interests in equity of consolidated subsidiaries (a)	80,975	75,091

Total equity	1,917,393	1,701,131

Total liabilities and equity	$13,872,022	$13,818,254

For footnotes, see pages 10 and 11.
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CYH Announces Second Quarter 2009 Results

July 30, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008

Cash flows from operating activities
Net income attributable to Community Health Systems, Inc.	$118,350	$108,020
Plus: Net income attributable to noncontrolling interests	28,540	15,860

Net income	146,890	123,880
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	278,340	244,850
Stock-based compensation expense	24,805	26,681
Loss (gain) on sale of hospitals and partnership interest, net	405	(13,211)
Excess tax benefits relating to stock-based compensation	3,389	947
(Gain) loss on early extinguishment of debt	(2,406)	1,328
Other non-cash expenses, net	(6,472)	2,041
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	8,937	(74,786)
Supplies, prepaid expenses and other current assets	5,198	13,570
Accounts payable, accrued liabilities and income taxes	72,042	83,869
Other	13,279	7,614

Net cash provided by operating activities	544,407	416,783

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(210,904)	(6,646)
Purchases of property and equipment	(267,275)	(275,605)
Proceeds from disposition of hospitals and other ancillary operations	89,909	365,913
Proceeds from sale of property and equipment	355	12,889
Increase in other non-operating assets	(74,506)	(144,380)

Net cash used in investing activities	(462,421)	(47,829)

Cash flows from financing activities
Proceeds from exercise of stock options	3,445	1,357
Excess tax benefits relating to stock-based compensation	(3,389)	(947)
Deferred financing costs	(207)	(2,444)
Stock buy-back	—	(10,194)
Proceeds from noncontrolling investors in joint ventures	26,314	11,214
Redemption of noncontrolling investments in joint ventures	(1,631)	(53,485)
Distributions to noncontrolling investors in joint ventures	(22,166)	(14,916)
Borrowings under credit agreement	200,000	22,657
Repayments of long-term indebtedness	(236,182)	(190,998)

Net cash used in financing activities	(33,816)	(237,756)

Net change in cash and cash equivalents	48,170	131,198
Cash and cash equivalents at beginning of period	220,655	132,874

Cash and cash equivalents at end of period	$268,825	$264,072

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CYH Announces Second Quarter 2009 Results

July 30, 2009
Footnotes to Financial Statements
(a)	On January 1, 2009, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”, the provisions of which, among other things, requires that minority interests be renamed noncontrolling interests and that a company present a consolidated net income measure that includes the amounts attributable to both the controlling and noncontrolling interests for all periods presented. The following table provides information needed to recalculate income per share adjusted for noncontrolling interests.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of tax	$74,498	$55,393	$145,318	$112,648
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	14,555	7,447	28,185	15,602

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$59,943	$47,946	$117,133	$97,046

(Loss) income from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
(Loss) income from discontinued operations, net of tax	$(508)	$(249)	$1,572	$11,232
Less: Income (loss) from discontinued operations attributable to noncontrolling interests, net of taxes	—	(196)	355	258

(Loss) income from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(508)	$(53)	$1,217	$10,974

For the balance sheet presentation, SFAS No. 160 requires that minority interests be renamed noncontrolling interests and that a company present such noncontrolling interests as a component of equity for all periods presented, except for the redeemable noncontrolling interests, which are presented as a component of mezzanine equity.
(b)	Continuing operating results exclude discontinued operations for all periods presented.

(c)	On March 31, 2009, the Company completed the settlement of all pending litigation that resulted in the conveyance by two of the Company’s indirect subsidiaries of their 80% partnership interest in the partnership that owns Presbyterian Hospital of Denton located in Denton, Texas, to the minority partner of that partnership for approximately $100 million. For 2008, the Denton, Texas, hospital had net operating revenues of approximately $150 million with an EBITDA margin in the double digits. This hospital is included in discontinued operations for all periods presented.

(d)	During the second quarter 2009, the Company made the decision to retain a hospital and related businesses previously classified as being held for sale. Results of operations, assets and liabilities and cash flows for this retained hospital and related businesses are reported as continuing operations for all periods presented.

(e)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.
Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Footnotes continued on the next page.
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CYH Announces Second Quarter 2009 Results

July 30, 2009
The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements for the three months and six months ended June 30, 2009 and 2008 (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Adjusted EBITDA	$415,633	$362,488	$819,149	$737,943
Interest expense, net	(161,473)	(153,361)	(325,386)	(318,063)
Provision for income taxes	(37,209)	(30,190)	(72,843)	(61,054)
Income from operations of hospitals sold and hospitals held for sale, net of taxes	(508)	(240)	1,977	1,624
Other non-cash expenses, net	13,923	12,527	22,054	26,066
Net changes in operating assets and liabilities, net of effects of acquisitions	54,614	170,426	99,456	30,267

Net cash provided by operating activities	$284,980	$361,650	$544,407	$416,783

(f)	Included in income from continuing operations for the six months ended June 30, 2009, is a gain from early extinguishment of debt of $2.4 million with an after-tax impact of $1.5 million related to the repurchases on the open market and cancellation of $121.5 million of Senior Notes and the early payment of $110.4 million of term loans under the Company’s Credit Facility. Included in income from continuing operations for the six months ended June 30, 2008, is a loss from early extinguishment of debt of $1.3 million with an after-tax impact of $0.9 million related to the repurchases on the open market and cancellation of $62.7 million of Senior Notes and a pre-tax gain of $5.7 million with an after-tax impact of $3.5 million from the sale of some excess land previously held by the Company.
(g)	Included in discontinued operations are the following:
•	Presbyterian Hospital of Denton (255 licensed beds) located in Denton, Texas, which was conveyed to the noncontrolling partner on March 31, 2009; and,

•	Russell County Medical Center (78 licensed beds) located in Lebanon, Virginia, nine hospitals with an aggregate total of 1,058 licensed beds located in Alabama, Arkansas, Missouri, Oregon and Tennessee, and one hospital located in the Republic of Ireland (122 licensed beds), all of which were sold during the first quarter of 2008.
(h)	Included in income from operations and income from continuing operations for the three months and six months ended June 30, 2009, are the following non-same-store charges, respectively:
•	A pre-tax charge of $2.0 million and $3.0 million, respectively, related to acquisition costs required to be expensed pursuant to revised business combination accounting rules that became effective January 1, 2009; and

•	A pre-tax charge of $2.8 million and $5.0 million, respectively, for system conversion costs related to conversion of Triad’s former IT systems to the Company’s IT system.
(i)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Weighted-average number of shares
outstanding — basic	90,359	94,192	90,170	94,017
Add effect of dilutive securities:
Stock awards and options	712	1,321	496	1,111

Weighted-average number of shares
outstanding — diluted	91,071	95,513	90,666	95,128

(j)	Total per share amounts may not add due to rounding.
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CYH Announces Second Quarter 2009 Results

July 30, 2009
Regulation FD Disclosure
     The following table sets forth selected information concerning the Company’s updated projected consolidated operating results for the year ending December 31, 2009. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This guidance reaffirms the Company’s previous annual earnings guidance provided on April 23, 2009, as modified to reflect certain changes as detailed in the guidance assumptions below. See page 14 for a list of factors that could affect the future results of the Company or the healthcare industry generally.
     The following is provided as guidance to analysts and investors:

	Updated 2009
	Projection
	Range
Net operating revenues (in millions)	$11,800	to	$12,000
Adjusted EBITDA (in millions)	$1,635	to	$1,665
Income from continuing operations per share — diluted	$2.50	to	$2.65
Same hospitals annual admissions/adjusted admissions growth	-1.0%	to	1.0%
Weighted-average diluted shares (in millions)	91.0	to	93.0
Acquisitions of new hospitals		2

Income from continuing operations per share — diluted 3rd quarter ending September 30, 2009	$0.58	to	$0.64
The following assumptions were used in developing the guidance provided above:
•	The two acquisitions projected for 2009 have been completed.

•	Continuing operations include the hospital previously classified as being held for sale.

•	Projected 2009 same hospital annual admissions/adjusted admissions growth does not consider unanticipated service closures and other unusual events.

•	The Company’s guidance does not take into account any resolution of the New Mexico qui tam case (U.S. ex rel. Baker vs. Community Health Systems, Inc.) in which it is alleged that the Company and three of the Company’s New Mexico hospitals have caused the State of New Mexico to submit improper claims for federal funds in violation of the Federal False Claims Act. The Company is vigorously defending this litigation.

•	Expressed as a percentage of net operating revenues, the provision for bad debts is projected to be approximately 11.8% to 12.5% for 2009. These percentages may vary depending on changes in payor mix.

•	Expressed as a percentage of net operating revenues, depreciation and amortization is projected to be approximately 4.6% to 4.8% for 2009; however, this is a fixed cost and the percentages may vary as revenue varies.

•	2009 projection assumes an estimate of $0.04 to $0.05 per share (diluted) of acquisition costs will be expensed pursuant to revised business combination accounting rules that became effective January 1, 2009.

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CYH Announces Second Quarter 2009 Results

July 30, 2009
•	For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.215 billion Senior Secured Credit Facility for 2009 will remain relatively stable with the rates existing at year end 2008, particularly since the Company is a party to interest rate swap agreements in an amount equal to approximately 85% of our outstanding debt which limits the effect of changes in interest rates. Based on these assumptions, expressed as a percentage of net operating revenues, interest expense is projected to be approximately 5.4% to 5.6% for 2009; however, these percentages will vary as revenue and interest rates vary.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.4% to 0.6% for 2009.

•	On December 13, 2006, the Company announced a new open market repurchase program for up to five million shares of the Company’s common stock not to exceed $200 million in purchases. This repurchase program will conclude at the earlier of three years or when the maximum number of shares has been repurchased or the maximum dollar amount has been reached. Through July 30, 2009, 4.8 million shares have been purchased under this repurchase plan. No additional share purchases have been assumed for 2009. From January 1, 2009 through July 30, 2009, the Company repurchased on the open market and cancelled $126.5 million of principal amount of its Senior Notes and paid off and retired $110.4 million of principal amount of its Term Loans under the Company’s Credit Facility. It is currently assumed that approximately $25 million of principal amount of additional Senior Note repurchases will be completed during the remainder of 2009.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.5% to 33.5% for 2009. The adoption of SFAS No. 160 and the related presentation of noncontrolling interests outside of income from continuing operations caused the effective tax rate to be lower than previously projected. The income tax projection includes possible additional unrecognized tax benefits and tax revaluations that may be recognized prior to the end of 2009.

•	Capital expenditures are projected as follows (in millions):

2009
Guidance
Total	$600	to	$650
•	Net cash provided by operating activities are projected as follows (in millions):

2009
Guidance
Total	$950	to	$1,000
•	Included in the above guidance are estimated 2.5% to 3.0% increases in Medicare inpatient reimbursement effective October 1, 2008, and Medicare outpatient reimbursement effective January 1, 2009. Moreover, the guidance reflects 0% to 1% increase in Medicare inpatient reimbursement at October 1, 2009. This guidance reflects no new significant changes in Medicaid reimbursements for 2009 and does not reflect any state Medicaid legislation that has not been enacted or is not known to date. This guidance does not reflect any state discount programs not implemented to date. The 2009 guidance does include a reduction in net operating revenues of 0.10% of calendar year 2009 net operating revenues for the estimated impact of the implementation of an outpatient prospective payment system under the TRICARE/CHAMPUS program, which became effective on May 1, 2009.

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CYH Announces Second Quarter 2009 Results

July 30, 2009
     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;

•	legislative proposals for healthcare reform and universal access to healthcare coverage;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations and Federal and State False Claims Act litigation;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
     The consolidated operating results for the quarter and six months ended June 30, 2009, are not necessarily indicative of the results that may be experienced for any such future period or for any future year, including 2009.
     The Company cautions that the projections for calendar year 2009 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

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